UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 4, 2008

Teton Energy Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-31679	84-1482290
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

600 17th Street - Suite 1600 North, Denver, Colorado		80202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	303-565-4600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 4, 2008, the Compensation Committee of the Board of Directors approved certain amendments to the employment agreements with the named executive officers of the Company. The changes were made to ensure the continued employment of key individuals during the current turbulent economic times. Each amendment is noted below.

On December 4, 2008, the Compensation Committee of the Board of Directors voted to approve an amended employment agreement with our President and Chief Executive Officer, Karl F. Arleth. Language was added to Mr. Arleth’s employment agreement, originally dated September 1, 2006, to include a severance benefit, in the event of a change of control of the Company, equal to 3.0 times the sum of his current annual base salary plus bonus.

On December 4, 2008, the Compensation Committee of the Board of Directors voted to approve an amended employment agreement with our Executive Vice President and Chief Operating Officer, Dominic J. Bazile, II. Language was added to Mr. Bazile’s employment agreement, originally dated February 1, 2007, to include a severance benefit, in the event of a change of control of the Company, equal to 2.5 times the sum of his current annual base salary plus bonus.

On December 4, 2008, the Compensation Committee of the Board of Directors voted to approve an amended employment agreement with our Executive Vice President and Chief Financial Officer, Lonnie R. Brock. Language was added to Mr. Brock’s employment agreement, originally dated January 1, 2008, to include a severance benefit, in the event of a change of control of the Company, equal to 2.5 times the sum of his current annual base salary plus bonus.

On December 4, 2008, the Compensation Committee of the Board of Directors voted to approve an amended employment agreement with our Vice President – Business Development, Rich Bosher. Language was added to Mr. Bosher’s employment agreement, originally dated October 1, 2006, to include a severance benefit, in the event of a change of control of the Company, equal to 1.75 times the sum of his current annual base salary plus bonus.

On December 4, 2008, the Compensation Committee of the Board of Directors voted to approve an amended employment agreement with our Vice President of Operations, Steve Godfrey. Language was added to Mr. Godfrey’s employment agreement, originally dated March 31, 2008, to include a severance benefit, in the event of a change of control of the Company, equal to 1.75 times the sum of his current annual base salary plus bonus.

The foregoing summaries of the amended employment contracts do not purport to be complete and are qualified in their entirety by reference to the definitive employment agreements, which shall be filed as exhibits to the Company’s Form 10-K for the fiscal year ended December 31, 2008.

Item 9.01 Financial Statements and Exhibits.

None.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Teton Energy Corporation

December 10, 2008	By:	/s/ Lonnie R. Brock

Name: Lonnie R. Brock
Title: Executive Vice President & Chief Financial Officer